Exhibit 10.1

ECHO THERAPEUTICS, INC.
2008 EQUITY INCENTIVE PLAN

i

ECHO THERAPEUTICS, INC.
2008 EQUITY INCENTIVE PLAN

WHEREAS, Echo Therapeutics, Inc. (the “Company”) hereby wishes to adopt the Echo Therapeutics, Inc. 2008 Equity Incentive Plan (the “Plan”);

NOW, THEREFORE, effective as of April 1, 2008, the Plan is hereby adopted under the following terms and conditions:

Section 1 — PURPOSE

The Plan is intended to provide a means whereby the Company may, through the grant of Awards to Employees, Consultants and Non-Employee Directors, attract and retain such individuals and motivate them to exercise their best efforts on behalf of the Company and of any Related Corporation.

Section 2 — DEFINITIONS

The following terms, when used herein, shall have the following meanings unless otherwise required by the context:

(a) “Award” shall mean an ISO, an NQSO or shares of Restricted Stock awarded by the Company to an Employee, a Consultant or a Non-Employee Director.

(b) “Award Agreement” shall mean a written document evidencing the grant of an Award, as described in Section 8.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean a committee which consists solely of not fewer than two directors of the Company who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under Section 16(b) of the Exchange Act and the requirements of Code § 162(m)). In the event a committee has not been established, the entire Board shall be the Committee.

(f) “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

(g) “Company” shall mean Echo Therapeutics, Inc., a Minnesota corporation.

(h) “Consultant” shall mean an individual who is not an Employee or a Non-Employee Director and who has entered into a consulting arrangement with the Company or a Related Corporation to provide bona fide services that (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly or indirectly promote or maintain a market for the Company’s securities.

(i) “Employee” shall mean an officer or other employee of the Company or a Related Corporation.

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” shall mean the fair market value of a share of Common Stock, arrived at by a determination of the Committee under a method that complies with Code § 422 (for ISOs) or Code § 409A (for NQSOs) and any rules and regulations under such sections, and that is adopted by the Committee. Fair Market Value shall be determined without regard to any “lapse restrictions,” as defined in Treas. Reg. § 1.83-3(i) or any successor thereto.

(l) “Grantee” shall mean an Employee, a Consultant or a Non-Employee Director who has been granted an Award under the Plan.

(m) “ISO” shall mean an Option which, at the time such Option is granted, qualifies as an incentive stock option within the meaning of Code § 422, unless the Award Agreement states that the Option will not be treated as an ISO.

(n) “Non-Employee Director” shall mean a director of the Company who is not an Employee.

(o) “NQSO” shall mean an Option which, at the time such Option is granted, does not qualify as an ISO, whether or not it is designated as a nonqualified stock option in the Award Agreement.

(p) “Option” shall mean an ISO or an NQSO, in either case which entitles the Grantee on exercise thereof to purchase shares of Common Stock at a specified exercise price.

(q) “Plan” shall mean the Echo Therapeutics, Inc. 2008 Equity Incentive Plan as set forth herein.

(r) “Related Corporation” shall mean either a “subsidiary corporation” of the Company, as defined in Code § 424(f), or the “parent corporation” of the Company, as defined in Code § 424(e).

(s) “Restricted Stock” shall mean Common Stock subject to restrictions determined by the Committee pursuant to Section 7.

(t) “Termination of Service” shall mean (i) with respect to an Award granted to an Employee, the termination of the employment relationship between the Employee and the Company and all Related Corporations; (ii) with respect to an Award granted to a Consultant, the termination of the consulting or advisory arrangement between the Consultant and the Company and all Related Corporations; and (iii) with respect to an Award granted to a Non-Employee Director, the cessation of the provision of services as a director of the Company and all Related Corporations; provided, however, that if the Grantee’s status changes from Employee, Consultant or Non-Employee Director to any other status eligible to receive an Award under the Plan, the Committee (subject to Section 12) may provide that no Termination of Service occurs for purposes of the Plan until the Grantee’s new status with the Company and all Related Corporations terminates. For purposes of this subsection, if a Grantee is an Employee, Consultant or Non-Employee Director of a Related Corporation and not the Company, the Grantee shall incur a Termination of Service when such corporation ceases to be a Related Corporation, unless the Committee determines otherwise. A Termination of Service shall not be deemed to have resulted by reason of a bona fide leave of absence approved by the Committee.

Section 3 — ADMINISTRATION

The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company. The Committee shall have full authority, subject to the terms of the Plan, to select the Employees, Consultants and Non-Employee Directors to be granted Awards under the Plan, to grant Awards on behalf of the Company, and to set the date of grant and the other terms of such Awards in accordance with the terms of the Plan. The Committee may correct any defect, supply any omission, and reconcile any inconsistency in the Plan and in any Award granted hereunder, in the manner and to the extent it deems desirable. The Committee also shall have the authority (i) to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, (ii) to adopt modifications, amendments, procedures, sub-plans and the like, which may be inconsistent with the provisions of the Plan, as are necessary to comply with the laws and regulations of other countries in which the Company operates in order to assure the viability of Awards granted under the Plan to individuals in such other countries, and (iii) to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its shareholders and all Grantees, upon their respective legal representatives, beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them. Except as otherwise required by the bylaws of the Company or by applicable law, no member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. In addition to the Committee, subject to the restrictions in Sections 6 and 7 below, and to the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company (who are also Board members) the power to grant Awards and exercise such other powers under the Plan as the Board may determine; provided, that the Board shall fix the maximum number of Awards to be granted by such executive officers and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

Section 4 — STOCK

The maximum aggregate number of shares of Common Stock that may be delivered under the Plan is 1,700,000 shares (which is also the maximum aggregate number of shares that may be issued under the Plan through ISOs), subject to adjustment, as described in Section 9. Shares delivered under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose on the open market, from time to time, if it deems such purchase to be advisable. Further, the maximum number of shares with respect to which Awards may be granted to any Employee under the Plan may not exceed 425,000 Shares per fiscal year of the Company.

If any Award expires, terminates for any reason, is cancelled, or is forfeited, the number of shares of Common Stock with respect to which such Award expired, terminated, was cancelled, or was forfeited, shall continue to be available for future Awards granted under the Plan. If any Option is exercised by surrendering Common Stock to the Company or by withholding Common Stock as full or partial payment, or if tax withholding requirements are satisfied by surrendering Common Stock to the Company or by withholding Common Stock, only the number of shares issued net of Common Stock withheld or surrendered shall be deemed delivered for purposes of determining the maximum number of shares that remain available for grant under the Plan.

Section 5 — GRANTING OF AWARDS

The Committee may, on behalf of the Company, grant to Employees, Consultants and Non-Employee Directors such Awards as it, in its sole discretion, determines are warranted. However, Consultants and Non-Employee Directors shall not be eligible to receive ISOs under the Plan. More than one Award may be granted to an Employee, Consultant or Non-Employee Director under the Plan.

Section 6 — TERMS AND CONDITIONS OF OPTIONS

Options shall include expressly or by reference the following terms and conditions as well as such other provisions as the Committee shall deem desirable that do not cause the Option to be subject to Code § 409A and that are not inconsistent with the provisions of the Plan and, for ISOs, Code § 422(b). The Board may delegate to a committee of the Board consisting of one or more Board members, who may be or include the Company’s Chief Executive Officer (the “CEO”) while the CEO is a member of the Board, the right to grant Options for compensation purposes, subject to the limits described in the last sentence of Section 3. Any such delegation to a separate committee of the Board shall be set forth in a resolution duly adopted by the Board. Notwithstanding the aforementioned, such committee of the Board may not grant an Option to the CEO if the committee is or includes the CEO.

(a) Number of Shares.  The Award Agreement shall state the number of shares of Common Stock to which the Option pertains.

(b) Exercise Price.  The Award Agreement shall state the exercise price which shall be determined and fixed by the Committee in its discretion, but the exercise price shall not be less than the higher of 100 percent (110 percent in the case of an ISO granted to a more-than-10-percent shareholder, as provided in subsection (i) below) of the Fair Market Value of a share of Common Stock on the date the Option is granted, or the par value thereof.

(c) Term.  The term of each Option shall be determined by the Committee, in its discretion; provided, however, that the term of each ISO shall be not more than 10 years (five years in the case of a more-than-10-percent shareholder, as provided in subsection (i) below) from the date of grant of the ISO. Each Option shall be subject to earlier termination as provided in subsections (f), (g), and (h) below and in Section 11.

(d) Exercise.  An Option shall be exercisable in such installments, upon fulfillment of such conditions (such as performance-based requirements), or on such dates as the Committee may specify. The Committee may accelerate the exercise date of an outstanding Option, in its discretion, if the Committee deems such acceleration to be desirable.

Any exercisable Option may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate exercise price for such shares. Only full shares shall be issued, and any fractional share which might otherwise be issuable upon exercise of an Option shall be forfeited.

The Committee, in its sole discretion, shall determine from the following alternatives the methods by which the exercise price may be paid:

(1) in cash or, if permitted by the Committee, its equivalent;

(2) in shares of Common Stock previously acquired by the Grantee;

(3) in shares of Common Stock newly acquired by the Grantee upon exercise of such Option (which shall constitute a disqualifying disposition in the case of an ISO);

(4) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option;

(5) if the Committee so determines, at the date of grant in the case of an ISO, or at or after the date of grant in the case of an NQSO, and if the Optionee thereafter so requests, (i) the Company will loan the Optionee the money required to pay the exercise price of the Option; (ii) any such loan to an Optionee shall be made only at the time the Option is exercised; and (iii) the loan will be made on the Optionee’s personal, negotiable, full recourse promissory note, bearing interest at the lowest rate which will avoid the imputation of interest under Code § 7872, with a pledge of the Common Stock acquired upon exercise, and including such other terms as the Committee may prescribe; or

(6) in any combination of paragraphs (1), (2), (3), (4) and (5) above.

In the event the exercise price is paid, in whole or in part, with shares of Common Stock, the portion of the exercise price so paid shall be equal to the aggregate Fair Market Value (determined as of the date of exercise of the Option) of the Common Stock used to pay the exercise price.

(e) ISO Annual Limit.  The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to an Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted.

(f) Termination of Service for a Reason Other Than Death or Disability.  If a Grantee’s Termination of Service occurs prior to the expiration date fixed for his or her Option for any reason other than death or disability, such Option may be exercised by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) three months after the date of such Termination of Service (unless the Award Agreement provides a different expiration date in the case of such a termination). Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Committee, and shall terminate with respect to the remaining shares.

(g) Disability.  If a Grantee becomes disabled (within the meaning of Code § 22(e)(3)) prior to the expiration date fixed for his or her Option, and the Grantee’s Termination of Service occurs as a consequence of such disability, such Option may be exercised by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) one year after the date of such Termination of Service (unless the Award Agreement provides a different expiration date in the case of such a termination). Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Committee, and shall terminate with respect to the remaining shares. In the event of the Grantee’s legal disability, such Option may be exercised by the Grantee’s legal representative.

(h) Death.  If a Grantee’s Termination of Service occurs as a result of death prior to the expiration date fixed for his or her Option, or if the Grantee dies following his or her Termination of Service but prior to the expiration of the period determined under subsection (f) or subsection (g) above (including any extension of such period provided in the Award Agreement), such Option may be exercised by the Grantee’s estate, personal representative, or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Grantee. Such post-death exercise may occur at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) one year after the date of the Grantee’s death (unless the Award Agreement provides a different expiration date in the case of death). Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee, and shall terminate with respect to the remaining shares.

(i) More-Than-10-Percent Shareholder.  If, after applying the attribution rules of Code § 424(d), the Grantee owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of a Related Corporation immediately before an ISO is granted to him or her, the exercise price for the ISO shall be not less than 110 percent of the Fair Market Value of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this subsection shall not apply to NQSOs.

Section 7 — RESTRICTED STOCK

(a) General Requirements.  Restricted Stock may be issued or transferred for consideration or for no consideration, as determined by the Committee. If for consideration, payment may be in cash or check (acceptable to the Committee), bank draft, or money order payable to the order of the Company. The Board may delegate to a committee of the Board consisting of one or more Board members, who may be or include the CEO while the CEO is a member of the Board, the right to grant Restricted for compensation purposes, subject to the limits described in the last sentence of Section 3. Any such delegation to a separate committee of the Board shall be set forth in a resolution duly adopted by the Board. Notwithstanding the aforementioned, such committee of the Board may not grant Restricted Stock to the CEO if the committee is or includes the CEO.

(b) Shareholder Rights.  Each Grantee who receives Restricted Stock shall have all of the rights of a shareholder with respect to such shares, subject to the restrictions set forth in subsection (c) below, including the right to vote the shares and receive dividends and other distributions. Any shares of Common Stock or other securities received by a Grantee with respect to a share of Restricted Stock as a stock dividend, or in connection with a stock split or combination, share exchange or other recapitalization, shall have the same status and be subject to the same restrictions as such Restricted Stock. Any cash dividends with respect to a Grantee’s Restricted Stock shall be paid to the Grantee at the same time as such dividends are paid to other shareholders. Unless the Committee determines otherwise, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan and the Grantee has satisfied any federal, state and local tax withholding obligations applicable to such shares.

(c) Restrictions.  Except as otherwise specifically provided in the Plan, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, and if the Grantee incurs a Termination of Service for any reason, must be offered to the Company for purchase for the amount paid for the shares of Common Stock, or forfeited to the Company if nothing was so paid.

(d) Lapse of Restrictions.  The restrictions described in subsection (c) above shall lapse at such time or times, and on such conditions (such as performance-based requirements), as the Committee may specify.

(e) Notice of Tax Election.  Any Grantee making an election under Code § 83(b) for the immediate recognition of income attributable to the award of Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

Section 8 — AWARD AGREEMENTS

Awards granted under the Plan shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, and containing such provisions as the Committee shall deem advisable that are not inconsistent with the provisions of the Plan, Code § 409A and, for ISOs, Code § 422(b). The Award Agreements

shall specify the type of Award granted. Each Grantee shall enter into, and be bound by, an Award Agreement as soon as practicable after the grant of an Award.

Section 9 — ADJUSTMENT IN CASE OF CHANGES IN COMMON STOCK

The following shall be adjusted to reflect any stock dividend, stock split, reverse stock split, spin-off, distribution, recapitalization, share combination or reclassification, or similar change in the capitalization of the Company:

(a) The maximum number and type of shares under the limit set forth in Section 4; and

(b) The number and type of shares issuable upon exercise or vesting of outstanding Options under the Plan (as well as the option price per share under outstanding Options); provided, however, that (i) no such adjustment shall be made to an outstanding ISO if such adjustment would constitute a modification under Code § 424(h), unless the Grantee consents to such adjustment, and (ii) no such adjustment shall be made to an outstanding Option if such adjustment would cause the Option to be subject to Code § 409A.

In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise or vesting of outstanding Options, the Committee shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made only as necessary to maintain the proportionate interest of Grantees, and preserve, without exceeding, the value of Awards. For purposes of this Section, Restricted Stock shall be treated in the same manner as issued shares of Common Stock not subject to restrictions.

Section 10 — CHANGE IN CONTROL

(a) Full Vesting.  Notwithstanding any other Section of this Plan, outstanding Restricted Stock shall become fully vested and outstanding Options shall become fully vested and exercisable upon a Change in Control unless the Award Agreement evidencing such Awards provides otherwise. However, this Section shall not increase the extent to which an Award is vested or exercisable if the Grantee’s Termination of Service occurs prior to the Change in Control.

(b) Definition.  “Change in Control” means the date on which any of the following events occur:

(1) Any person (a “Person”), as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (i) the Company and/or its wholly owned subsidiaries; (ii) any “employee stock ownership plan” (as that term is defined in Code § 4975(e)(7)) or other employee benefit plan of the Company and any trustee or other fiduciary in such capacity holding securities under such plan; (iii) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (iv) any other Person who, within the one year prior to the event which would otherwise be a Change in Control, is an executive officer of the Company or any group of Persons of which he or she voluntarily is a part), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(2) During any two-year period after the effective date of this Plan, directors of the Company in office at the beginning of such period plus any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction within the purview of paragraph (1) above or paragraph (3) below) whose election by the Board or whose nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, shall cease for any reason to constitute at least a majority of the Board;

(3) The consummation of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Company’s common stock would be converted into cash, securities and/or other property, other than a merger of the Company in which holders of common stock immediately prior to the merger have the same proportionate ownership of voting securities of the surviving corporation immediately after the merger as they had in the common stock immediately before;

or (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or earning power of the Company; or

(4) The Company’s shareholders or the Board shall approve the liquidation or dissolution of the Company.

Section 11 — CERTAIN CORPORATE TRANSACTIONS

In the event of a corporate transaction (such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), the surviving or successor corporation shall assume each outstanding Award or substitute a new award of the same type for each outstanding Award; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Awards, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Committee decides so to terminate outstanding Options, the Committee shall give each Grantee holding an Option to be terminated not less than seven days’ notice prior to any such termination, and any Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable under the terms of the Award Agreement and Section 10) up to, and including the date immediately preceding such termination. Further, the Committee may in its discretion accelerate, in whole or in part, the date on which any or all Awards become exercisable or vested (to the extent such Award is not fully exercisable or vested pursuant to the Award Agreement or Section 10).

The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction, provided that (i) in the case of ISOs, such change would not constitute a “modification” under Code § 424(h), unless the Grantee consents to the change, and (ii) no such adjustment shall be made to an outstanding Option if such adjustment would cause the Option to become subject to Code § 409A.

Section 12 — AMENDMENT OF THE PLAN AND OUTSTANDING AWARDS

The Board, pursuant to resolution, may amend or suspend the Plan, and, except as provided below, the Committee may amend an outstanding Award in any respect whatsoever and at any time; provided, however, that the following amendments shall require the approval of shareholders:

(1) A change in the class of employees eligible to participate in the Plan with respect to ISOs; and

(2) Except as permitted under Section 9, an increase in the maximum number of shares of Common Stock with respect to which ISOs may be granted under the Plan.

If the Fair Market Value of Common Stock subject to an Option has declined since the Option was granted, the Committee, in its sole discretion, may reduce the exercise price (or the amount over which appreciation is measured) of any (or all) such Option(s), or cancel any (or all) such Option(s) in exchange for cash or the grant of new Awards; provided that any such reduction or cancellation and re-grant does not cause the Option to become subject to Code § 409A. Except as provided in Section 11, no amendment or suspension of an outstanding Award shall (i) adversely affect the rights of the Grantee or cause the modification (within the meaning of Code § 424(h)) of an ISO, without the consent of the Grantee affected thereby, or (ii) cause an Option to become subject to Code § 409A.

Section 13 — TERMINATION OF PLAN; CESSATION OF ISO GRANTS

The Board, pursuant to resolution, may terminate the Plan at any time and for any reason. No ISOs shall be granted hereunder after the 10th anniversary of the date the Plan was adopted or the date the Plan was approved by the shareholders of the Company, whichever was earlier. Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Awards granted hereunder which are outstanding on the date the Plan is terminated and which by their terms extend beyond such date.

Section 14 — MISCELLANEOUS

(a) Effective Date.  This Plan shall become effective on April 1, 2008; provided, however, that if the Plan is not approved by the shareholders of the Company within 12 months before or after the date the Plan is adopted by the Board, all ISOs granted hereunder shall be null and void and no additional ISOs shall be granted hereunder.

(b) Rights.  Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Award, or any other right hereunder, unless and until the Committee shall have granted such individual an Award, and then his or her rights shall be only such as are provided in the Award Agreement. Notwithstanding any provisions of the Plan or the Award Agreement with an Employee, the Company and any Related Corporation shall have the right, in its discretion but subject to any employment contract entered into with the Employee, to retire the Employee at any time pursuant to its retirement rules or otherwise to terminate his or her employment at any time for any reason whatsoever, or for no reason. A Grantee shall have no rights as a shareholder with respect to any shares covered by his or her Award until the issuance of a stock certificate to him or her for such shares, except as otherwise provided under Section 7(b) (regarding Restricted Stock).

(c) Indemnification of Board and Committee.  Without limiting any other rights of indemnification which they may have from the Company and any Related Corporation, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company’s by-laws or the applicable law of the Company’s jurisdiction of incorporation.

(d) Transferability; Registration.  No ISO or Restricted Stock shall be assignable or transferable by the Grantee other than by will or by the laws of descent and distribution. During the lifetime of the Grantee, an ISO shall be exercisable only by the Grantee or, in the event of the Grantee’s legal disability, by the Grantee’s guardian or legal representative. Except as provided in a Grantee’s Award Agreement, such limits on assignment, transfer and exercise shall also apply to NQSOs.

If the Grantee so requests at the time of exercise of an Option or at the time of grant of Restricted Stock, the certificate(s) shall be registered in the name of the Grantee and the Grantee’s spouse jointly, with right of survivorship.

(e) Deferrals.  The Committee may permit or require Grantees to defer receipt of any Common Stock issuable upon the lapse of the restriction period applicable to Restricted Stock, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Common Stock equivalents. In no event, however, shall such deferrals be permitted unless the Grantee’s Award Agreement specifically permits deferrals under this Section.

(f) Listing and Registration of Shares.  Each Award shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase of shares of Common Stock thereunder, or that action by the Company, its shareholders, or the Grantee should be taken in order to obtain an exemption from any such requirement or to continue any such listing, registration, or qualification, no Option may be exercised, in whole or in part, and no Restricted Stock may be awarded, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Grantee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that such person is an eligible purchaser under applicable securities laws, and that the shares purchased or granted pursuant to the Award shall be for investment purposes and not with a view to distribution; certificates representing such shares may be legended accordingly.

(g) Withholding and Use of Shares to Satisfy Tax Obligations.  The obligation of the Company to deliver shares of Common Stock upon the exercise of any Option or upon the vesting of Restricted Stock shall be subject to applicable federal, state, and local tax withholding requirements. If the exercise of any Option or the vesting of Restricted Stock is subject to the withholding requirements of applicable federal, state or local tax law, the Committee, in its discretion, may permit or require the Grantee to satisfy the federal, state and/or local withholding tax, in whole or in part, by electing to have the Company withhold shares of Common Stock (or by returning previously acquired shares of Common Stock to the Company); provided, however, that the Company may limit the number of shares withheld to satisfy the tax withholding requirements with respect to any Award to the extent necessary to avoid adverse accounting consequences. Shares of Common Stock shall be valued, for purposes of this subsection, at their Fair Market Value (determined as of the date the amount attributable to the exercise or vesting of the Award is includible in income by the Grantee under Code § 83). The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this subsection.

(h) Application of Funds.  Any cash received in payment for shares pursuant to an Award shall be added to the general funds of the Company. Any Common Stock received in payment for shares shall become treasury stock.

(i) No Obligation to Exercise Option.  The granting of an Option shall impose no obligation upon a Grantee to exercise such Option.

(j) Governing Law.  The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the Company’s jurisdiction of incorporation shall govern the operation of, and the rights of Grantees under, the Plan, and Awards granted thereunder.

(k) Unfunded Plan.  The Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.